Exhibit (J)
ABA
ESTABLISHED 1923

ANCHIN, BLOCK & ANCHIN LLP
Accountants and Consultants

1375 Broadway
New York, New York 10018
(212) 840-3456
FAX (212) 840-7066




                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Statement of Additional Information constituting part of Lazard Retirement Series, Inc. Post-Effective Amendment No. 3 to Registration Statement on Form N-1A of our report dated February 4, 1999, relating to the financial statements and financial highlights of Lazard Retirement Series, Inc. which are incorporated by reference in such Statement of Additional Information. We also consent to the incorporation by reference of our report in the Prospectus constituting part of such Post-Effective Amendment No. 3 and to the reference to us under the heading "Financial Highlights" in the Prospectus.

We also consent to the reference to our firm under the caption "Counsel and Independent Auditors" in the Statement of Additional Information.

                                                      ANCHIN, BLOCK & ANCHIN LLP

                                                 /s/ Anchin, Block & Anchin LLP
                                                  ------------------------------






April 15, 1999
Ghr/as/R695/CIA


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